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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported)     February 2, 1999
                                                -----------------------


                           WSFS FINANCIAL CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)



       Delaware                  0-16668                      22-2866913
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   (State or Other       (Commission File Number)           (IRS Employer
   Jurisdiction of                                       Identification Number)
   Incorporation)


838 Market Street, Wilmington, Delaware                         19899
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(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code:   (302) 792-6000
                                                     --------------------------
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Item 5 - Other Events

    On February 1, 1999, the registrant announced that the Board of Directors has authorized the repurchase of up to 1,150,000 shares, or approximately 10% of the Company's current outstanding shares of Common Stock from time to time in the open market or privately negotiated transactions.

    See Press Release incorporated herein by reference as Exhibit I.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         WSFS Financial Corporation


Date: February 2, 1999                 /s/ MARVIN N. SCHOENHALS
                                       -------------------------------------
                                               Marvin N. Schoenhals
                                       President and Chief Executive Officer
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                                    EXHIBIT 1
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                      WSFS FINANCIAL CORPORATION AUTHORIZES
                              SHARE BUYBACK PROGRAM


         WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB (WSFS) announced today that the Board of Directors has authorized the repurchase of up to 1,150,000 shares, or approximately 10% of the Company's current outstanding shares of Common Stock from time to time in the open market or privately negotiated transactions. The repurchased shares will be available for issuance upon the exercise of options granted under the Company's Stock Option Plan and for other corporate purposes. The shares of common stock acquired under this repurchase program shall be treated as treasury shares on the statement of financial condition of the Company. The prior 10% repurchase plan authorized by the Board of Directors in April 1997 has been substantially completed. At December 31, 1998, the Company had 11,503,000 shares outstanding.
         WSFS Financial Corporation is a $1.6 billion financial services company. Its principal subsidiary, WSFS, currently operates 22 retail banking offices in Northern Delaware and Southeastern Pennsylvania. Other operating subsidiaries include WSFS Credit Corporation; Community Credit Corporation; and 838 Investment Group, Inc. For more information, please visit our website at www.wsfsbank.com.